As filed with the Securities and Exchange Commission on July 2, 1999
                                                     Registration No. 333-

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                          -----------------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                         PRECISION STANDARD, INC.
                         -------------------------
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           COLORADO                          84-0985295
           --------                          ----------
   (STATE OF INCORPORATION)           (I.R.S. EMPLOYER ID NO.)

          12000 E. 47TH AVENUE, SUITE 400, DENVER, COLORADO 80239
          -------------------------------------------------------
                      (ADDRESS OF PRINCIPAL OFFICES)

                         PRECISION STANDARD, INC.
                      NONQUALIFIED STOCK OPTION PLAN
                      ------------------------------
                         (FULL TITLE OF THE PLAN)

                         MATTHEW L. GOLD, PRESIDENT
                         PRECISION STANDARD, INC.
                      12000 E. 47TH AVENUE, SUITE 400
                          DENVER, COLORADO 80239
                      -------------------------------
                  (NAME AND ADDRESS OF AGENT FOR SERVICE)

                              (303) 371-6525
                              --------------
       (TELEPHONE NUMBER, INCLUDING AREA CODE OF AGENT FOR SERVICE)

                      CALCULATION OF REGISTRATION FEE

                               Proposed     Proposed
  Title of         Amount      maximum      maximum      Amount of
securities to      to be    offering price aggregate    registration
 registered      registered  per share(1)   price(1)     fee
---------------------------------------------------------------------
Common Stock
$0.0001 Par Value 625,000       $3.875     $2,421,875     $673.28

(1) The price of $3.875 per share, which is the last price reported to The Nasdaq Stock Market on June 27, 1999, is set forth solely for purposes of calculating the filing fee.

                     REGISTRATION OF ADDITIONAL SHARES

THE CONTENTS OF THE FORM S-8 REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY PRECISION STANDARD, INC. ON JUNE 8, 1994, FILE NUMBER 33-79676, ARE INCORPORATED HEREIN BY REFERENCE.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 1st day of July, 1999.

                                 PRECISION STANDARD, INC.


                                 By:/s/Matthew L. Gold
                                    Matthew L. Gold, President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      SIGNATURE               TITLE                     DATE
      ---------               -----                     ----

                           Chairman, President,
/s/Matthew L. Gold   Chief Executive Officer,     July 1, 1999
Matthew L. Gold            and Director
                     (Principal Executive Officer
                     and Principal Financial
                      and Accounting Officer)


/s/Donald C. Hannah          Director             July 1, 1999
Donald C. Hannah


/s/George E.R. Kinnear       Director             July 1, 1999
George E.R. Kinnear II


/s/Thomas C. Richards        Director              July 1, 1999
Thomas C. Richards

                               EXHIBIT INDEX

No. Description                         Method of Filing
----------------                        ----------------

4   Precision Standard, Inc.
    Nonqualified Stock
    Option Plan                        Filed herewith electronically

5   Opinion of Gorsuch Kirgis LLP
    regarding legality of shares
    being issued                       Filed herewith electronically

23  Consent of Arthur Andersen LLP     Filed herewith electronically